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Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of McDATA Corporation on Form 10-Q for the period ended July 31, 2003, as filed with the Securities and Exchange Commission, we, John A. Kelley, Jr., Chief Executive Officer, and Ernest J. Sampias, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

  2.
  The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of McDATA Corporation.

        A signed original of this written statement required by Section 906 has been provided to McDATA Corporation and will be retained by McDATA Corporation and furnished to the Securities and Exchange Commission or its Staff upon request.

Dated: September 8, 2003	/s/ JOHN A. KELLEY, JR. John A. Kelley, Jr. President and Chief Executive Officer
Dated: September 8, 2003	/s/ ERNEST J. SAMPIAS Ernest J. Sampias Senior Vice President of Finance and, Chief Financial Officer

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  Exhibit 32